EXHIBIT 10.06

P.O. Box 982 El Paso, Texas 79960-0982 (915) 543-5711

Imperial Irrigation District	May 8, 2009
Supply & Trading Section
1561 W. Main St., Suite 11A
El Centro, CA 92243

Amendment No. 3 to the April 18, 2007 Confirmation between El Paso Electric Company and Imperial Irrigation District

This third amended confirmation shall replace and supersede the sections of the April 18, 2007 Confirmation (“Original Confirmation) titled “Contract Quantity” and “Total Quantity” in their entirety to read as shown below. All other terms and conditions remain as set forth in the Original Confirmation as amended by (i) Amendment Number 1 dated August 29, 2008 and (ii) Amendment Number 2 dated March 31, 2009, thereto.

Contract Quantity:	Up to 100 MW of firm capacity (and associated energy) and up to 50 MW of system contingent capacity (and associated energy) In Year 1, Year 2 and through October 31st of Year 3.

For the remaining Year 3 period (beginning November 1st, 2009) through April 30th, 2010, up to 100 MW of firm capacity (and associated energy) and up to 40 MW of system contingent capacity (and associated energy).

Contract Quantity:	Up to 3,902,160 MWh

The signatories below hereto represent that they have been appropriately authorized to enter into this amendment on behalf of the Party for whom they sign. This Amendment is executed as of the date first written above.

Imperial Irrigation District

By:	/s/ Brian J. Brady
Name: Brian J. Brady
Title: General Manager

El Paso Electric Company

By:	/s/ Steven Buraczyk
Name: Steven Buraczyk
Title: Vice President